UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 30, 2019

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	LEU*	NYSE American
*The rights currently transfer with the shares of Common Stock

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(f) As previously disclosed in the Centrus Energy Corp. (the “Company”) Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2019 (the “Proxy Statement”), the Company’s 2016 Executive Incentive Plan provided for an award consisting of (i) an annual cash award for 2016 (which was paid in 2017) and (ii) a three-year long-term incentive plan (“LTIP”) consisting of a cash award, payable in 2019, and a grant of equity as a notional award (the “LTI Equity Award”), also payable in 2019. The material terms of the LTIP, including the LTI Equity Award, were previously summarized under the section titled “Long Term Incentive Cash Awards under 2016 Executive Incentive Plan” in the Company’s Proxy Statement.

At the time of filing the Proxy Statement, the amount of the LTI Equity Award for each of the named executive officers in the Proxy Statement was not determinable. The Company determined that each of Messrs. Poneman, Dyke, and Greene would be paid the amounts of $104,545, $48,788, and $48,788, respectively, in May 2019 consistent with the terms of the LTI Equity Award based on the Compensation, Nominating & Governance Committee’s evaluation of the Company’s achievement of specific strategic business transition goals. Updating the disclosure contained in the Proxy Statement, the ending price of the LTI Equity Award was calculated based upon the average closing prices between April 2, 2019 and April 30, 2019.

Below is an updated summary compensation table:

Summary Compensation Table - Fiscal Years 2017-2018

The following table sets forth information regarding the compensation for fiscal years 2017 and 2018 awarded to, earned by, or paid to (i) the principal executive officer of the Company during 2018, and (ii) the two other most highly compensated executive officers of the Company during 2018 who were serving as executive officers at December 31, 2018 (together, the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Daniel B. Poneman –	2018	$750,000	$—	$66,000	$—	$1,568,358	$—	$124,911	$2,509,269
President and CEO	2017	$750,000	$—	$—	$—	$900,000	$—	$294,820	$1,944,820

Elmer W. Dyke –	2018	$350,000	$—	$—	$—	$687,801	$—	$27,586	$1,065,387
Senior Vice President, Business Operations and Chief Commercial Officer	2017	$350,000	$—	$—	$—	$281,680	$—	$33,004	$664,684

Stephen S. Greene –	2018	$350,000	$—	$—	$—	$687,801	$—	$33,970	$1,071,771
Senior Vice President, Corporate Development and Strategy; Former Senior Vice President, Chief Financial Officer and Treasurer	2017	$350,000	$—	$—	$—	$281,680	$43,113	$38,052	$712,845

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(1)	For Mr. Poneman, the amounts shown in the Salary column for 2018 includes $37,500 in contributions under the Company’s Executive Deferred Compensation Plan.
(2)
For Mr. Poneman, the amount reflects the value of 20,000 shares of the Company’s Class A common stock that were awarded to him on April 9, 2019 pursuant to the 2018 amendment of Mr. Poneman’s employment agreement in lieu of a cash portion of Mr. Poneman’s annual incentive bonus.

(3)
For Messrs. Poneman, Dyke and Greene amounts shown for 2018 in the Non-Equity Incentive Plan Compensation column include (i) amounts of $736,500, $299,600, $299,600 respectively, to be paid in May 2019 with respect to annual incentive awards based on the CN&G Committee’s evaluation of the Company’s performance against the annual performance objectives established for 2018 and the CEO’s recommendation on how the annual incentive award pool would be allocated amongst the employees, including the named executive officers, other than himself, (ii) amounts of $727,313, $339,413, $339,413 respectively, to be paid in April 2019 with respect to the LTI Cash Award, and (iii) amounts of $104,545, $48,788, and $48,788, respectively, to be paid in May 2019 with respect to the LTI Equity Award based on the CN&G Committee’s evaluation of the Company’s achievement of specific strategic business transition goals. The amount shown for 2018 in the Stock Awards compensation column reflects that portion of Mr. Poneman’s annual incentive bonus for the 2018 performance year which was paid in 20,000 shares of the Company’s Class A common stock in lieu of cash pursuant to the 2018 amendment of Mr. Poneman’s employment agreement see footnote 2.

(4)	For Mr. Greene, the change in total pension value in 2018 was ($17,738).
(5)
For Mr. Poneman, the amounts shown in the All Other Compensation column for 2018 includes $33,250 in Company matching contributions under the Company’s Executive Deferred Compensation Plan, $19,250 in Company matching contributions under the Centrus 401(k) plan, $30,882 for reimbursed legal fees, $26,204 in life insurance premiums paid by the Company, and $15,325 in unused vacation that was paid. For Mr. Dyke, the amounts include $19,250 in Company matching contributions made under the Centrus 401(k) plan and $8,336 in life insurance premiums paid by the Company. For Mr. Greene, the amount includes $19,250 in Company matching contributions made under the Centrus 401(k) plan, $11,523 in life insurance premiums paid by the Company, and $3,197 in unused vacation that was paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	May 3, 2019	By:	/s/ Marian K. Davis
Marian K. Davis
Senior Vice President, Chief Financial Officer and Treasurer